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                                                                   EXHIBIT 10.51

                           DATED 27/TH/ FEBRUARY 2002



                              QUATTROCENTO LIMITED


                                       and


                                 EQUINIX LIMITED


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                             AGREEMENT TO SURRENDER

                                  of a lease of

                 Swan House Whitby Avenue Park Royal London NW10

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THIS AGREEMENT is made the 2nd day of February, 2002

BETWEEN

(1) QUATTROCENTO LIMITED whose registered office is at 45 The Esplanade St Helier Jersey Channel Islands JE4 8WQ (registered in Jersey under Company Number 68191) ("the Landlord") and

(2) EQUINIX UK LIMITED (Company Registration Number 3923886) whose registered office is at 100 New Bridge Street London EC4V 6JA ("the Tenant")

NOW IT IS HEREBY AGREED as follows:

1.       Interpretation

1.1 In this Deed except where the context otherwise requires the following words and expressions shall have the following meanings:

         "Completion"        means the later of the Completion Date and the date
                             of actual completion

         "Completion Date"   means five working days after the Landlord is in
                             receipt of cleared funds for all sums due pursuant to the Letter of Credit

         "Conditions"        means the Standard Commercial Property Conditions
                             (First Edition)

         "Lease" means the lease of which short particulars are set out in The Schedule

         "Letter of Credit"  means a letter of credit issued by Comerica Bank -
                             California naming the Tenants as applicant and the Landlord as beneficiary for the amount of(pound) 500,000

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         "Property"          means all that leasehold property more particularly
                             described in the Lease and shall unless otherwise stated include each and every part thereof

1.2 The headings in this Agreement are for ease of reference only and shall not affect its construction

2.       Agreement

         The Tenant agrees that on the Completion Date it will surrender its estate interest and rights in the Property together with all tenant's fixtures fittings and all partitions within the Property with the intent that the residue then unexpired of the term granted by the Lease shall merge and be extinguished in the reversion of the Landlord immediately expectant thereon and the Landlord agrees to accept such surrender

3.       Completion

3.1 The surrender shall be completed at the offices of the Landlord's solicitors or as they may reasonably direct

3.2 On Completion the Landlord and the Tenant shall execute and deliver to the other a Deed of Surrender in the form of the draft annexed

3.3 On Completion the Landlord will take 600,000 shares in Equinix Inc. and the Tenant will complete or procure the completion of all necessary paperwork to vest the ownership of the said shares in the Landlord

4.       Capacity of the Tenant

         The Tenant will surrender with full title guarantee

5.       Title

5.1 Title to the Property shall be deduced by the Tenant and shall consist of office copies of the entries on the register and the filed plan of Title Number NGL 789558 and copies of any documents noted on the register (if required)

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5.2      The Tenant's title to the Property having been deduced prior to the signing hereof (as the Landlord hereby admits) the Landlord hereby confirms that it accepts the title so deduced and shall not be entitled to raise any requisition thereon or objection thereto.

6.       Vacant Possession

         The Property will be surrendered with vacant possession on Completion.

7.       Carry Out Works

         The Landlord shall be entitled to enter the Property after the date hereof with or without workmen at all times for the purposes of completing the works to this Property which have not been completed by the Tenant in breach of the provisions of clause 3.26 of the Lease and the Landlord and the Tenant accept that such actions shall not constitute or be deemed to constitute a surrender of the Lease

8.       Conditions

         So far as necessary the Conditions shall be deemed to be incorporated in this Agreement so far as they are applicable to an agreement for the surrender of a lease and are not inconsistent with or varied by this Agreement (on the footing that the Tenant shall be deemed to be the seller and the Landlord the buyer).

9.       Landlord and Tenant Act 1954

         This Agreement is conditional upon an Order of the Mayor's and City of London Court made pursuant to the provisions of Section 38(4)(b) of the Landlord and Tenant Act 1954 (as amended by the Law of Property Act
         1969)

10.      Costs

         Each party agrees to pay the proper costs and disbursements (including the Value Added Tax) that they incur in connection with the preparation of this Agreement and in connection with the surrender

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11.      No Assignment

         The Tenant may not assign or otherwise dispose of the benefit and burden of this Agreement and agrees that it will not assign underlet or otherwise dispose of its interest in the Lease prior to Completion of this Agreement

12.      No Merger

         Notwithstanding Completion the provisions of this Agreement shall continue in full force and effect until completely fulfilled

13.      Third Party Contracts Act

         For the purpose of the Contracts (Rights of Third Parties) Act 1999 it is agreed that nothing in this Agreement shall confer on any third party any right to enforce or any benefit of any of the terms of this Agreement.

AS WITNESS the hands of the parties hereto or their duly authorised representatives the day first above written

SIGNED by                               )
duly authorised                         )
for and on behalf of                    )
QUATTROCENTTO LIMITIED                  )
in the presence of

SIGNED by                               )
duly authorised                         )
for and on behalf of                    )
EQUINIX UK LIMITED                      )
in the presence of                      )

SIGNED by                               )
duly authorised                         )
for and on behalf of                    )
EQUINIX UK LIMITED                      )
in the presence of                      )

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                                  THE SCHEDULE

                                    The Lease

A lease dated 14 July 2000 and made between the Landlord (1) and the Tenant (2) of the property known as Swan House Whitby Avenue Park Royal London NW10 and registered at HM Land Registry with Title Number NGl 789558.

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